UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 5, 2017

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 5, 2017, Pulmatrix, Inc. (the “Company”) entered into a Feasibility and Development Agreement (the “Agreement”) with Vectura Limited (“Vectura”), pursuant to which the Company granted to Vectura an exclusive, sub-licensable, royalty-bearing license in its intellectual property portfolio related to its proprietary iSPERSE™ technology and any formulation of tiotropium and olodaterol formulated using iSPERSE™ technology (the “Company IP”), to develop and commercialize products in the United Stated that incorporate the Company IP. Vectura and/or its partners will be responsible for all future development costs to advance the products in the United States and will have sole discretion and responsibility with respect to such future development.

Under the Agreement, Vectura is obligated to use commercially reasonable efforts to conduct a feasibility study (the “Feasibility Study”) with respect to the utilization of Company IP in an inhaler device determined by Vectura according to a pre-agreed pharmaceutical development plan. Within 45 days of successful completion of the Feasibility Study, Vectura will pay the Company a one-time technology access fee of $1,000,000 in partial consideration for the rights granted by the Company to Vecutra. In addition, following the commencement of commercial sales of the licensed products, Vecutra will pay the Company a mid-teen percentage of any payments actually received by Vectura in connection with the commercialization of such products, including future combinations.

The Agreement remains in effect until the last sale of the last licensed product in the United States, unless earlier terminated. In addition, the Agreement may be terminated (i) by Vectura for any reason upon three months’ notice to the Company; (ii) by either party upon insolvency of, assignment for the benefit of creditors by, or the initiation of administration proceedings by or against, the other party; and (iii) by either party for a material breach which remains uncured following the cure period.

The Agreement also contains mutual confidentiality and indemnification obligations of the Company and Vectura.

Item 8.01	Other Events.

On September 6, 2017, the Company issued a press release announcing the Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: September 7, 2017	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer